Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                       ----------------------------------
                             CYBEROPTICS CORPORATION
               (Exact name of issuer as specified in its charter)

         Minnesota                                        41-1472057
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)
                             5900 Golden Hills Drive
                         Golden Valley, Minnesota 55416
               (Address of Principal Executive Offices) (Zip Code)

                CYBEROPTICS CORPORATION 1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

    Steven M. Quist                                   Copy to:
    President
    CyberOptics Corporation                           Thomas Martin
    5900 Golden Hills Drive                           Dorsey & Whitney LLP
    Golden Valley, Minnesota 55416                    220 South Sixth Street
    (Name and address of agent for service)           Minneapolis, MN 55402

                                 (612) 542-5000
          (Telephone number, including area code, of agent for service)

                       ----------------------------------
                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                              Proposed Maximum
Title of Securities    Amount to be     Proposed Maximum      Aggregate Offering    Amount of
to be Registered       Registered(1)    Offering Per Share    Price(2)              Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock,            375,000          $ 18.41               $6,903,750           $ 1,823
no par value
=====================================================================================================

(1) The number of shares being registered represents 375,000 shares of Common Stock which may be issued pursuant to the CyberOptics Corporation 1998 Stock Incentive Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price is based upon the average of the high and low selling prices of such Common Stock as quoted on the Nasdaq National Market on November 30, 2000 for 375,000 shares of such Common Stock issuable pursuant to the CyberOptics Corporation 1998 Stock Incentive Plan.

Additional Shares; Incorporation by Reference. This Registration Statement is executed solely for the purpose of registering 375,000 additional shares of Common Stock of CyberOptics Corporation (the "Company") to be offered pursuant to the terms of the Company's 1998 Stock Incentive Plan. The Company's previous Registration Statement on Form S-8, dated August 18, 1998 (File No. 333-61711), is effective, relates to the Company's 1998 Stock Incentive Plan and, pursuant to General Instruction E, is hereby incorporated by reference.


Item 8. Exhibits.

 Exhibit Number                        Description
---------------  ---------------------------------------------------------------

            4.1  CyberOptics Corporation 1988 Stock Incentive Plan, as amended
            5.1  Opinion of Dorsey & Whitney LLP
           24.1  Consent of PricewaterhouseCoopers LLP
           24.2  Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above)
           25.1 Power of Attorney (included in the signature page to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on this 4th day of December, 2000.

                                       CYBEROPTICS CORPORATION


                                       By:   /s/ Steven M. Quist
                                          --------------------------------------
                                          Steven M. Quist, President


                                POWER OF ATTORNEY

         The officers and directors of CyberOptics Corporation, whose signatures appear below, hereby constitute and appoint Steven M. Quist and Scott G. Larson, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute on behalf of the undersigned, any amendment or amendments to this Registration Statement of CyberOptics Corporation, and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

    Name                                     Title
    ----                                     -----
/s/ Steven M. Quist          President, CEO and Director                    November 17, 2000
-------------------          (PRINCIPAL EXECUTIVE OFFICER)
Steven M. Quist

/s/ Steven K. Case           Chairman and Director                          November 17, 2000
------------------
Steven K. Case

/s/ Scott G. Larson          Vice President and Chief Financial Officer     November 17, 2000
-------------------          (PRINCIPAL FINANCIAL OFFICER)
Scott G. Larson

/s/ Michael A. Bowes         Director                                       November 17, 2000
--------------------
Michael A. Bowes

/s/ Alex B. Cimochowski      Director                                       November 17, 2000
-----------------------
Alex B. Cimochowski

/s/ Erwin A. Kelen           Director                                       November 17, 2000
------------------
Erwin A. Kelen

/s/ Kathleen P. Iverson      Director                                       November 17, 2000
-----------------------
Kathleen P. Iverson

/s/ Irene M. Qualters        Director                                       November 17, 2000
---------------------
Irene M. Qualters

/s/ Michael M. Selzer, Jr.   Director                                       November 17, 2000
--------------------------
Michael M. Selzer, Jr.

                                  EXHIBIT INDEX


Exhibit Number                         Description                       Page
--------------                         -----------                       ----

     4.1 CyberOptics Corporation 1998 Stock Incentive Plan, as amended

     5.1          Opinion of Dorsey & Whitney LLP

    24.1          Consent of PricewaterhouseCoopers LLP

    24.2          Consent of Dorsey & Whitney LLP (included in
                  Exhibit 5.1 above)

    25.1 Powers of Attorney (included in the signature page to this Registration Statement)